                             PARTICIPATION AGREEMENT

                                      Among

                       VARIABLE INSURANCE PRODUCTS FUNDS,

                        FIDELITY DISTRIBUTORS CORPORATION

                                       and

                FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY
                               COMPANY OF NEW YORK

   THIS AGREEMENT, made and entered into as of the 28th day of June, 2002 by and among FIRST  SECURITY  BENEFIT LIFE  INSURANCE AND ANNUITY  COMPANY OF NEW YORK,
(hereinafter the "Company"),  a New York  corporation,  on its own behalf and on behalf of each  segregated  asset account of the Company set forth on Schedule A hereto  as may be  amended  from time to time  (each  such  account  hereinafter
referred  to  as  the   "Account");   and  FIDELITY   DISTRIBUTORS   CORPORATION
(hereinafter  the  "Underwriter"),  a  Massachusetts  corporation;  and  each of
VARIABLE  INSURANCE  PRODUCTS  FUND,  VARIABLE  INSURANCE  PRODUCTS  FUND II and
VARIABLE  INSURANCE  PRODUCTS FUND III, each an  unincorporated  business  trust organized under the laws of the Commonwealth of Massachusetts  (each referred to hereinafter as the "Fund").

RECITALS
========

   WHEREAS,  each Fund engages in business as an open-end management  investment company and is available to act as the investment  vehicle for separate accounts established for variable life insurance  policies and variable annuity contracts
(collectively,  the  "Variable  Insurance  Products") to be offered by insurance companies which have entered into participation agreements with the Fund and the
Underwriter (hereinafter "Participating Insurance Companies"); and

   WHEREAS,  the beneficial interest in each Fund is divided into several series of shares,  each representing the interest in a particular  managed portfolio of securities  and other  assets,  any one or more of which  may be made  available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter  referred to as a "Portfolio");
and

   WHEREAS,  each Fund has  obtained an order from the  Securities  and Exchange
Commission,  dated  October 15, 1985 (File No.  812-6102) or September  17, 1986
(File No. 812-6422),  granting  Participating  Insurance  Companies and variable annuity and  variable  life  insurance  separate  accounts  exemptions  from the provisions of sections 9(a), 13(a),  15(a), and 15(b) of the Investment  Company
Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b) (15) and
6e-3(T) (b) (15)  thereunder,  to the extent  necessary to permit  shares of the
Fund to be sold to and held by variable  annuity  and  variable  life  insurance separate accounts of both affiliated and unaffiliated  life insurance  companies
(hereinafter the "Shared Funding Exemptive Order"); and

   WHEREAS, each Fund is registered as an open-end management investment company under the 1940 Act and its shares are  registered  under the  Securities  Act of
1933, as amended (hereinafter the "1933 Act"); and

   WHEREAS,  Fidelity  Management  & Research  Company (the  "Adviser")  is duly registered as an investment adviser under the federal Investment Advisers Act of
1940 and any applicable state securities law; and

   WHEREAS,  the  variable  life  insurance  and/or  variable  annuity  products identified on Schedule A hereto ("Contracts") have been or will be registered by the  Company  under  the  1933  Act,  unless  such  Contracts  are  exempt  from registration thereunder; and

   WHEREAS, each Account is a duly organized,  validly existing segregated asset account,  established by resolution of the Board of Directors of the Company, on the date shown for such  Account on  Schedule A hereto,  to set aside and invest assets attributable to the aforesaid Contracts; and

   WHEREAS,  the Company has  registered or will register each Account as a unit investment  trust  under the 1940  Act,  unless  such  Account  is  exempt  from registration thereunder; and

   WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange  Commission  ("SEC") under the Securities  Exchange Act of 1934, as amended,  (hereinafter  the "1934 Act"), and is a member in good standing of the
National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

   WHEREAS,   to  the  extent   permitted  by  applicable   insurance  laws  and
regulations,  the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid  Contracts and the  Underwriter is authorized to sell such shares to each Account at net asset value;

AGREEMENT
=========

   NOW, THEREFORE,  in consideration of their mutual promises,  the Company, the
Underwriter and each Fund agree as follows:

                          ARTICLE A. FORM OF AGREEMENT

   Although the parties  have  executed  this  Agreement in the form of a Master
Participation  Agreement for  administrative  convenience,  this Agreement shall create a separate  participation  agreement for each Fund, as though the Company and the  Distributor  had executed a separate,  identical form of  participation agreement with each Fund. No rights, responsibilities or liabilities of any Fund shall be attributed to any other Fund.

                         ARTICLE I. SALE OF FUND SHARES

   1.1. The  Underwriter  agrees to sell to the Company those shares of the Fund which each  Account  orders,  executing  such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund.  For purposes of this Section 1.1, the Company shall be the  designee of the Fund for  receipt of such  orders from each  Account and receipt by such designee shall constitute receipt by the Fund; provided that the
Fund  receives  notice  of such  order  by 9:00  a.m.  Boston  time on the  next following  Business Day.  Beginning within three months of the effective date of this  Agreement,  the  Company  agrees  that  all  order  for the  purchase  and redemption  of Fund  shares  on  behalf  of the  Accounts  will be placed by the
Company  with the  Funds or their  transfer  agent by  electronic  transmission.
"Business  Day" shall mean any day on which the New York Stock  Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

   1.2. The Fund agrees to make its shares  available  indefinitely for purchase at the  applicable  net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate  such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the
Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person,  or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory  authorities  having  jurisdiction or is, in the sole  discretion  of the Board  acting in good  faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

   1.3. The Fund and the Underwriter  agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

   1.4. The Fund and the Underwriter  will not sell Fund shares to any insurance
company  or  separate   account  unless  an  agreement   containing   provisions
substantially  the same as Articles I, III, V, VII and Section 2.5 of Article II
of this Agreement is in effect to govern such sales.

   1.5. The Fund agrees to redeem for cash, on the Company's  request,  any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed  after receipt by the Fund or its  designee of the request for  redemption.  For purposes of this Section 1.5, the  Company  shall be the  designee  of the Fund for  receipt of  requests  for redemption  from each  Account and  receipt by such  designee  shall  constitute receipt by the Fund;  provided that the Fund receives notice of such request for redemption in accordance with the procedures in section 1.1

   1.6. The Company  agrees that purchases and  redemptions of Portfolio  shares offered by the then current  prospectus  of the Fund shall be made in accordance with the provisions of such prospectus.

   1.7. The Company  shall pay for Fund shares on the next Business Day after an order to  purchase  Fund shares is made in  accordance  with the  provisions  of
Section 1.1 hereof.  Payment shall be in federal funds  transmitted by wire. For purpose of Section 2.10 and 2.11,  upon receipt by the Fund of the federal funds so wired,  such funds  shall cease to be the  responsibility  of the Company and shall become the responsibility of the Fund.

   1.8.  Issuance and transfer of the Fund's  shares will be by book entry only.
Stock  certificates  will not be issued to the  Company or any  Account.  Shares ordered from the Fund will be recorded in an appropriate  title for each Account or the appropriate subaccount of each Account.

   1.9. The Fund shall furnish same day notice (by wire or  telephone,  followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income  dividends and capital gain  distributions as are payable on the
Portfolio  shares in additional  shares of that Portfolio.  The Company reserves the right to revoke this  election and to receive all such income  dividends and capital  gain  distributions  in cash.  The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

   1.10.  The Fund shall make the net asset  value per share for each  Portfolio available to the Company on a daily basis as soon as reasonably  practical after the net asset value per share is calculated  (normally by 6:30 p.m. Boston time)
and shall use its best efforts to make such net asset value per share  available by 7 p.m. Boston time.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

   2.1. The Company  represents  and warrants  that the Contracts are or will be registered under the 1933 Act or are exempt from registration  thereunder;  that the Contracts  will be issued and sold in  compliance  in all material  respects with all  applicable  Federal and State laws and that the sale of the  Contracts
shall  comply  in  all  material  respects  with  state  insurance   suitability
requirements.  The  Company  further  represents  and  warrants  that  it  is an insurance  company duly organized and in good standing under  applicable law and that it has legally and validly  established  each Account prior to any issuance or sale thereof as a segregated  asset  account in  accordance  with  applicable provisions  of the New York  Insurance  Code and that  each  Account  is  either registered or exempt from  registration as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated  investment account for the Contracts.

   2.2. The Fund  represents and warrants that Fund shares sold pursuant to this
Agreement  shall be registered  under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of New York and all applicable federal  and  state  securities  laws  and that  the  Fund is and  shall  remain registered under the 1940 Act. The Fund shall amend the  Registration  Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to  effect  the  continuous  offering  of its  shares.  The Fund  shall register  and  qualify  the shares for sale in  accordance  with the laws of the various  states only if and to the extent  deemed  advisable  by the Fund or the
Underwriter.

   2.3. The Fund on behalf of each  Portfolio  represents and warrants that each
Portfolio  is  currently  qualified  as a  Regulated  Investment  Company  under
Subchapter M of the Internal Revenue Code of 1986, as amended,  (the "Code") and that each Portfolio will make every effort to maintain such qualification (under
Subchapter M or any successor or similar  provision) and that it will notify the
Company  immediately  upon  having a  reasonable  basis for  believing  that any
Portfolio has ceased to so qualify or that any Portfolio might not so qualify in the future.

   2.4. The Company  represents  that the  Contracts  are  currently  treated as endowment,  life  insurance or annuity  insurance  contracts,  under  applicable provisions  of the Code and that it will  make  every  effort to  maintain  such treatment and that it will notify the Fund and the Underwriter  immediately upon having a reasonable  basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

   2.5. (a) With respect to Initial Class shares,  the Fund  currently  does not intend to make any payments to finance  distribution  expenses  pursuant to Rule
12b-1 under the 1940 Act or otherwise, although it may make such payments in the future.  The Fund has  adopted a "no fee" or  "defensive"  Rule 12b-1 Plan under which it makes no  payments  for  distribution  expenses.  To the extent that it decides  to finance  distribution  expenses  pursuant  to Rule  12b-1,  the Fund undertakes  to have a board of trustees,  a majority of whom are not  interested persons of the Fund,  formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

        (b) With respect to Service Class shares and Service Class 2 shares, the
Fund has  adopted  Rule 12b-1  Plans  under  which it makes  payments to finance distribution  expenses.  The Fund represents and warrants that it has a board of trustees,  a majority of whom are not interested  persons of the Fund, which has formulated  and  approved  each of its Rule 12b-1 Plans to finance  distribution expenses of the Fund and that any changes to the Fund's Rule 12b-1 Plans will be approved by a similarly constituted board of trustees.

   2.6.  The Fund  makes no  representation  as to  whether  any  aspect  of its operations  (including,  but not limited to, fees and  expenses  and  investment policies)  complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund's  investment  policies,  fees and expenses  are and shall at all times remain in  compliance  with the laws of the
State  of New  York  and the  Fund  and the  Underwriter  represent  that  their respective  operations are and shall at all times remain in material  compliance with the laws of the State of New York to the extent  required  to perform  this
Agreement.

   2.7. The  Underwriter  represents  and  warrants  that it is a member in good standing of the NASD and is  registered  as a  broker-dealer  with the SEC.  The
Underwriter  further represents that it will sell and distribute the Fund shares in  accordance  with  the  laws of the  Commonwealth  of  Massachusetts  and all applicable state and federal  securities laws,  including without limitation the
1933 Act, the 1934 Act, and the 1940 Act.

   2.8. The Fund represents that it is lawfully  organized and validly  existing under the laws of the  Commonwealth of  Massachusetts  and that it does and will comply in all material respects with the 1940 Act.

   2.9. The  Underwriter  represents  and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the
Fund in compliance in all material respects with the laws of the Commonwealth of
Massachusetts and any applicable state and federal securities laws.

   2.10.  The Fund  and  Underwriter  represent  and  warrant  that all of their
directors,    officers,    employees,    investment    advisers,    and    other
individuals/entities  dealing with the money and/or  securities  of the Fund are and shall  continue  to be at all times  covered by a blanket  fidelity  bond or similar  coverage  for the  benefit  of the Fund in an amount  not less than the minimal  coverage  as  required  currently  by Rule  17g-(1)  of the 1940 Act or related  provisions as may be promulgated  from time to time. The aforesaid Bond shall  include  coverage for larceny and  embezzlement  and shall be issued by a reputable bonding company.

   2.11.  The  Company  represents  and  warrants  that  all of  its  directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or  securities of the Fund are covered by a blanket  fidelity bond or similar  coverage  for the  benefit  of the Fund,  and that said bond is issued by a  reputable  bonding  company,  includes  coverage  for  larceny  and embezzlement,  and is in an amount not less than $5 million.  The Company agrees to make all reasonable  efforts to see that this bond or another bond containing these  provisions  is always in  effect,  and  agrees to notify the Fund and the
Underwriter in the event that such coverage no longer applies.

             ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS; VOTING

   3.1. The Underwriter shall provide the Company with as many printed copies of the Fund's  current  prospectus  and Statement of Additional  Information as the
Company may reasonably request. If requested by the Company in lieu thereof, the
Fund shall  provide  camera-ready  film  containing  the Fund's  prospectus  and
Statement of Additional Information,  and such other assistance as is reasonably necessary  in order for the Company  once each year (or more  frequently  if the prospectus  and/or  Statement of Additional  Information for the Fund is amended during the year) to have the prospectus,  private  offering  memorandum or other disclosure  document  ("Disclosure  Document")  for the Contracts and the Fund's
prospectus  printed  together  in one  document,  and to have the  Statement  of
Additional  Information for the Fund and the Statement of Additional Information
for the Contracts printed together in one document.  Alternatively,  the Company may print the Fund's prospectus  and/or its Statement of Additional  Information in  combination  with other  fund  companies'  prospectuses  and  statements  of additional information. Except as provided in the following three sentences, all expenses of printing  and  distributing  Fund  prospectuses  and  Statements  of
Additional Information shall be the expense of the Company. For prospectuses and
Statements  of  Additional  Information  provided by the Company to its existing owners of  Contracts in order to update  disclosure  annually as required by the
1933 Act and/or the 1940 Act,  the cost of printing  shall be borne by the Fund.
If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the  Fund's  prospectus,  the Fund will  reimburse  the  Company in an amount  equal  to  the  product  of A  and B  where  A is  the  number  of  such prospectuses  distributed  to owners of the  Contracts,  and B is the Fund's per unit cost of typesetting and printing the Fund's prospectus. The same procedures
shall  be  followed   with  respect  to  the  Fund's   Statement  of  Additional
Information.

   The Company agrees to provide the Fund or its designee with such  information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing any  prospectuses  or  Statements of Additional
Information  other than those  actually  distributed  to existing  owners of the
Contracts.

   3.2.  The Fund's  prospectus  shall state that the  Statement  of  Additional
Information for the Fund is available from the Underwriter or the Company (or in the  Fund's  discretion,  the  Prospectus  shall  state that such  Statement  is available from the Fund).

   3.3. The Fund,  at its expense,  shall provide the Company with copies of its proxy statements,  reports to shareholders (annual and semiannual reports),  and other  communications  (except for  prospectuses  and  Statements  of Additional
Information,  which are covered in Section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

   3.4. If and to the extent required by law the Company shall:

          (i)  solicit voting instructions from Contract owners;

         (ii)  vote the Fund shares in  accordance  with  instructions  received from Contract owners; and

        (iii)  vote Fund shares for which no instructions  have been received in a  particular  separate  account in the same  proportion  as Fund shares  of  such  portfolio  for  which  instructions  have  been received in that separate account,

so long  as and to the  extent  that  the  Securities  and  Exchange  Commission continues to interpret the 1940 Act to require  pass-through  voting  privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated  asset account in its own right, to the extent  permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate  accounts  participating  in the Fund  calculates  voting privileges  in a manner  consistent  with the  standards set forth on Schedule B attached hereto and incorporated herein by this reference,  which standards will also be provided to the other Participating Insurance Companies.

   3.5.  The Fund will  comply  with all  provisions  of the 1940 Act  requiring voting by  shareholders,  and in  particular  the Fund will  either  provide for annual  meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with
Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange  Commission's  interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

                   ARTICLE IV. SALES MATERIAL AND INFORMATION

   4.1. The Company shall furnish,  or shall cause to be furnished,  to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment  adviser or the  Underwriter is named, at least fifteen  Business Days prior to its use. No such  material  shall be used if the
Fund or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

   4.2. The Company shall not give any  information or make any  representations or statements on behalf of the Fund or  concerning  the Fund in connection  with the  sale  of the  Contracts  other  than  the  information  or  representations contained in the  registration  statement or prospectus for the Fund shares,  as such  registration  statement and prospectus may be amended or supplemented from time to time,  or in  reports  or proxy  statements  for the  Fund,  or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

   4.3. The Fund, Underwriter,  or its designee shall furnish, or shall cause to be furnished,  to the Company or its designee, each piece of sales literature or other promotional  material in which the Company and/or its separate account(s), is named at least fifteen Business Days prior to its use. No such material shall be used if the  Company or its  designee  reasonably  objects to such use within fifteen Business Days after receipt of such material.

   4.4. The Fund and the Underwriter  shall not give any information or make any representations  on  behalf of the  Company  or  concerning  the  Company,  each
Account,  or  the  Contracts  other  than  the  information  or  representations contained in a registration  statement or Disclosure Document for the Contracts, as  such  registration  statement  or  Disclosure  Document  may be  amended  or supplemented  from time to time, or in published  reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners,  or in sales literature or other  promotional  material  approved by the
Company or its designee, except with the permission of the Company.

   4.5. The Fund will  provide to the Company at least one complete  copy of all registration  statements,  prospectuses,  Statements of Additional  Information, reports,  proxy statements,  sales literature and other  promotional  materials, applications for exemptions,  requests for no-action letters, and all amendments to any of the above,  that relate to the Fund or its  shares,  contemporaneously with the filing of such document with the Securities and Exchange  Commission or other regulatory authorities.

   4.6. The Company  will provide to the Fund at least one complete  copy of all
registration   statements,   Disclosure  Documents,   Statements  of  Additional
Information,  reports,  solicitations for voting instructions,  sales literature and other promotional  materials,  applications for exemptions,  requests for no action  letters,  and all  amendments  to any of the above,  that  relate to the
Contracts or each Account,  promptly  after the filing of such document with the
SEC or other regulatory authorities or, if a Contract and its associated Account are exempt from registration, at the time such documents are first published.

   4.7. For purposes of this Article IV, the phrase  "sales  literature or other promotional material" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund, the Contracts,  the Account, the
Company  or any  affiliate  of the  Company:  advertisements  (such as  material published,  or designed for use in, a newspaper,  magazine, or other periodical, radio,  television,  telephone or tape recording,  videotape  display,  signs or billboards, motion pictures, or other public media), sales literature (I.E., any written  communication  distributed or made generally  available to customers or the public,  including brochures,  circulars,  research reports, market letters, form letters,  seminar texts,  reprints or excerpts of any other  advertisement, sales literature,  or published  article),  educational or training materials or other  communications  distributed  or made  generally  available to some or all
agents  or  employees,  and  registration   statements,   Disclosure  Documents,
Statements of Additional Information, shareholder reports, and proxy materials.

                          ARTICLE V. FEES AND EXPENSES

   5.1. The Fund and Underwriter  shall pay no fee or other  compensation to the
Company under this  agreement,  except that if the Fund or any Portfolio  adopts and implements a plan pursuant to Rule 12b-1 to finance  distribution  expenses, then the  Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter.
No such payments shall be made directly by the Fund.

   5.2. All expenses  incident to  performance  by the Fund under this Agreement shall be paid by the  Fund.  The Fund  shall see to it that all its  shares  are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent  deemed  advisable  by the Fund,  in  accordance  with applicable  state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement,  proxy materials and reports,  setting the prospectus in type, setting in type and printing the proxy materials  and  reports  to  shareholders  (including  the costs of  printing  a prospectus that constitutes an annual report), the preparation of all statements and notices  required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

   5.3.  The  Company  shall  bear  the  expenses  of  distributing  the  Fund's prospectus  and reports to owners of Contracts  issued by the Company.  The Fund shall bear the costs of soliciting Fund proxies from Contract owners,  including the costs of mailing proxy materials and tabulating  proxy voting  instructions, not to exceed the costs charged by any service  provider engaged by the Fund for this purpose.  The Fund and the  Underwriter  shall not be  responsible  for the costs of any proxy solicitations other than proxies sponsored by the Fund.

                           ARTICLE VI. DIVERSIFICATION

   6.1.  The Fund will at all times  invest  money from the  Contracts in such a manner as to ensure that the  Contracts  will be treated as  variable  contracts under the Code and the regulations issued thereunder. Without limiting the scope of the  foregoing,  each  Portfolio  of the Fund will at all times  comply  with
Section  817(h) of the Code and  Treasury  Regulation  1.817-5,  relating to the diversification  requirements for variable annuity, endowment, or life insurance contracts  and  any  amendments  or  other  modifications  to  such  Section  or
Regulations.  In the event of a breach of this  Article VI by the Fund,  it will take all  reasonable  steps  (a) to notify  Company  of such  breach  and (b) to adequately  diversify  the Fund so as to  achieve  compliance  within  the grace period afforded by Regulation 1.817-5.

                        ARTICLE VII. POTENTIAL CONFLICTS

   7.1.  The Board  will  monitor  the Fund for the  existence  of any  material irreconcilable  conflict  between the  interests of the  contract  owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons,  including: (a) an action by any state insurance regulatory  authority;  (b) a change in applicable  federal or state  insurance, tax, or securities  laws or  regulations,  or a public  ruling,  private  letter ruling,  no-action or interpretative letter, or any similar action by insurance, tax, or securities  regulatory  authorities;  (c) an  administrative or judicial decision in any relevant proceeding;  (d) the manner in which the investments of any Portfolio are being managed;  (e) a difference in voting  instructions given by variable annuity contract and variable life insurance contract owners; or (f)
a decision  by an insurer to  disregard  the  voting  instructions  of  contract owners.  The Board shall  promptly  inform the Company if it determines  that an irreconcilable material conflict exists and the implications thereof.

   7.2. The Company will report any potential or existing  conflicts of which it is aware to the Board.  The Company  will  assist the Board in carrying  out its responsibilities  under the Shared  Funding  Exemptive  Order,  by providing the
Board with all  information  reasonably  necessary for the Board to consider any issues  raised.  This  includes,  but is not  limited to, an  obligation  by the
Company to inform the Board  whenever  contract  owner voting  instructions  are disregarded.

   7.3. If it is  determined  by a majority  of the Board,  or a majority of its disinterested  trustees,  that a material  irreconcilable  conflict exists,  the
Company and other Participating  Insurance Companies shall, at their expense and to the  extent  reasonably  practicable  (as  determined  by a  majority  of the disinterested  trustees),  take  whatever  steps  are  necessary  to  remedy  or eliminate  the  irreconcilable  material  conflict,  up to and  including:  (1), withdrawing  the assets  allocable to some or all of the separate  accounts from the Fund or any Portfolio and reinvesting such assets in a different  investment medium,  including  (but not  limited  to)  another  Portfolio  of the Fund,  or submitting the question whether such segregation should be implemented to a vote of all affected  Contract owners and, as appropriate,  segregating the assets of any appropriate group (I.E.,  annuity contract owners,  life insurance  contract owners,  or  variable  contract  owners of one or more  Participating  Insurance
Companies) that votes in favor of such segregation,  or offering to the affected contract owners the option of making such a change; and (2),  establishing a new registered management investment company or managed separate account.

   7.4. If a material  irreconcilable  conflict  arises because of a decision by the Company to disregard  contract owner voting  instructions  and that decision represents a minority  position or would  preclude a majority  vote, the Company may be required,  at the Fund's  election,  to withdraw  the affected  Account's investment  in the  Fund and  terminate  this  Agreement  with  respect  to such
Account; provided, however that such withdrawal and termination shall be limited to the extent  required by the  foregoing  material  irreconcilable  conflict as determined  by a majority of the  disinterested  members of the Board.  Any such withdrawal and termination  must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the  Underwriter  and Fund shall continue to accept and implement  orders by the Company for the purchase (and  redemption) of shares of the Fund.

   7.5. If a material  irreconcilable conflict arises because a particular state insurance  regulator's  decision  applicable to the Company  conflicts  with the majority of other state regulators,  then the Company will withdraw the affected
Account's  investment in the Fund and terminate  this  Agreement with respect to such Account  within six months  after the Board  informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict;  provided,  however,  that such  withdrawal and  termination  shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period,  the  Underwriter and Fund shall continue to accept and implement  orders by the Company for the purchase (and redemption)
of shares of the Fund.

   7.6. For purposes of Sections 7.3 through 7.6 of this  Agreement,  a majority of the  disinterested  members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding  medium for the  Contracts.
The Company  shall not be  required  by Section  7.3 to  establish a new funding medium for the  Contracts  if an offer to do so has been  declined  by vote of a majority of Contract owners materially  adversely affected by the irreconcilable material  conflict.  In the event that the Board  determines  that any  proposed action does not adequately remedy any irreconcilable material conflict, then the
Company will  withdraw the Account's  investment in the Fund and terminate  this
Agreement  within six (6) months after the Board  informs the Company in writing of the foregoing  determination,  provided,  however,  that such  withdrawal and termination  shall be  limited  to the  extent  required  by any  such  material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

   7.7. If and to the extent that Rule 6e-2 and Rule  6e-3(T)  are  amended,  or
Rule 6e-3 is adopted,  to provide exemptive relief from any provision of the Act or the rules promulgated  thereunder with respect to mixed or shared funding (as defined  in  the  Shared  Funding  Exemptive  Order)  on  terms  and  conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating  Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended,  and Rule 6e-3, as adopted, to the extent such rules are applicable;
and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this  Agreement  shall continue in effect only to the extent  that terms and  conditions  substantially identical  to such  Sections  are  contained  in such  Rule(s)  as so amended or adopted.

                          ARTICLE VIII. INDEMNIFICATION

   8.1. INDEMNIFICATION BY THE COMPANY

   8.1(a).  The Company  agrees to indemnify and hold harmless the Fund and each trustee of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified
Parties" for  purposes of this Section 8.1) against any and all losses,  claims, damages,  liabilities  (including  amounts paid in  settlement  with the written consent of the Company) or litigation  (including legal and other expenses),  to which the Indemnified Parties may become subject under any statute,  regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect  thereof) or  settlements  are related to the sale or  acquisition  of, or  investment  in, the Fund's shares or the Contracts and:

             (i) arise out of or are based upon any untrue statements or alleged untrue  statements  of  any  material  fact  contained  in  the
                 Disclosure  Documents  for the  Contracts  or  contained in the
                 Contracts  or  sales  literature  for  the  Contracts  (or  any amendment or supplement to any of the foregoing),  or arise out of or are based upon the  omission or the  alleged  omission to state therein a material fact required to be stated  therein or necessary  to  make  the  statements  therein  not  misleading, provided that this agreement to indemnify shall not apply as to any  Indemnified  Party if such  statement  or omission or such alleged  statement or omission was made in reliance upon and in conformity with  information  furnished to the Company by or on behalf of the Fund for use in any Disclosure  Document relating to the  Contracts or in the Contracts or sales  literature  (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

            (ii) arise out of or as a result of  statements  or  representations
                 (other than  statements  or  representations  contained  in the registration  statement,  prospectus or sales literature of the
                 Fund not supplied by the Company, or persons under its control)
                 or  wrongful  conduct  of the  Company  or  persons  under  its control,  with  respect  to the  sale  or  distribution  of the
                 Contracts or Fund Shares; or

           (iii) arise out of any untrue  statement or alleged untrue  statement of a  material  fact  contained  in a  Registration  Statement, prospectus,  or sales  literature  of the Fund or any amendment thereof  or  supplement  thereto  or the  omission  or  alleged omission to state therein a material fact required to be stated
                 therein  or  necessary  to  make  the  statements  therein  not misleading if such a statement or omission was made in reliance upon and in conformity with  information  furnished to the Fund by or on behalf of the Company; or

            (iv) arise as a result of any  failure by the Company to provide the services  and  furnish  the  materials  under the terms of this
                 Agreement; or

             (v) arise  out  of or  result  from  any  material  breach  of  any representation  and/or  warranty  made by the  Company  in this
                 Agreement  or arise  out of or result  from any other  material breach of this Agreement by the Company,

as limited by and in  accordance  with the  provisions  of  Sections  8.1(b) and
8.1(c) hereof.

   8.1(b). The Company shall not be liable under this indemnification  provision with respect to any losses, claims, damages,  liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified
Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such  Indemnified  Party's  duties or by reason of such  Indemnified  Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

   8.1(c). The Company shall not be liable under this indemnification  provision with  respect  to any claim  made  against  an  Indemnified  Party  unless  such
Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process  giving  information  of the nature of the claim shall have been served upon such Indemnified Party (or after such  Indemnified  Party  shall  have  received  notice of such  service  on any designated agent), but failure to notify the Company of any such claim shall not relieve  the Company  from any  liability  which it may have to the  Indemnified
Party  against  whom such  action is brought  otherwise  than on account of this indemnification  provision.  In case any such  action  is  brought  against  the
Indemnified  Parties,  the Company shall be entitled to participate,  at its own expense,  in the defense of such  action.  The Company also shall be entitled to assume the defense thereof,  with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume  the  defense  thereof,  the  Indemnified  Party  shall bear the fees and expenses of any additional  counsel  retained by it, and the Company will not be liable to such  party  under  this  Agreement  for any  legal or other  expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

   8.1(d).  The  Indemnified  Parties  will  promptly  notify the Company of the commencement  of any litigation or proceedings  against them in connection  with the issuance or sale of the Fund Shares or the Contracts or the operation of the
Fund.

   8.2. INDEMNIFICATION BY THE UNDERWRITER

   8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its  directors  and officers  and each person,  if any, who controls the
Company  within the  meaning of  Section 15 of the 1933 Act  (collectively,  the
"Indemnified  Parties"  for  purposes of this  Section  8.2) against any and all losses, claims, damages,  liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect  thereof) or  settlements  are related to the sale or  acquisition  of, or  investment  in, the Fund's shares or the Contracts and:

             (i) arise out of or are based upon any untrue  statement or alleged
                 untrue   statement  of  any  material  fact  contained  in  the
                 registration statement or prospectus or sales literature of the
                 Fund (or any amendment or supplement to any of the  foregoing), or arise out of or are based upon the  omission  or the alleged omission to state therein a material fact required to be stated
                 therein  or  necessary  to  make  the  statements  therein  not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or  Fund  by or on  behalf  of  the  Company  for  use  in  the registration  statement or prospectus  for the Fund or in sales literature  (or any amendment or  supplement)  or otherwise for use in  connection  with  the  sale  of the  Contracts  or Fund shares; or

            (ii) arise out of or as a result of  statements  or  representations
                 (other than  statements  or  representations  contained  in the
                 Registration Statement,  prospectus or sales literature for the
                 Contracts not supplied by the  Underwriter or persons under its
                 control)   or  wrongful   conduct  of  the  Fund,   Adviser  or
                 Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

           (iii) arise out of any untrue  statement or alleged untrue  statement of a material fact contained in a Disclosure  Document or sales literature covering the Contracts,  or any amendment thereof or supplement  thereto,  or the  omission  or alleged  omission to state therein a material fact required to be stated  therein or necessary  to make the  statement  or  statements  therein  not misleading,  if such statement or omission was made in reliance upon  and  in  conformity  with  information  furnished  to the
                 Company by or on behalf of the Fund; or

            (iv) arise as a result of any  failure  by the Fund to  provide  the services  and  furnish  the  materials  under the terms of this
                 Agreement  (including a failure,  whether  unintentional  or in good faith or  otherwise,  to comply  with the  diversification requirements specified in Article VI of this Agreement); or

             (v) arise  out  of or  result  from  any  material  breach  of  any representation  and/or warranty made by the Underwriter in this
                 Agreement  or arise  out of or result  from any other  material breach of this Agreement by the Underwriter;

as limited by and in  accordance  with the  provisions  of  Sections  8.2(b) and
8.2(c) hereof.

   8.2(b).  The  Underwriter  shall not be  liable  under  this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an  Indemnified  Party  would  otherwise  be  subject by reason of such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless  disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

   8.2(c).  The  Underwriter  shall not be  liable  under  this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have notified the Underwriter in writing within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought
against  the  Indemnified   Parties,   the  Underwriter   will  be  entitled  to
participate,  at its own expense,  in the defense thereof.  The Underwriter also shall be entitled to assume the defense  thereof,  with counsel  satisfactory to the party named in the action.  After notice from the  Underwriter to such party of the  Underwriter's  election to assume the defense  thereof,  the Indemnified
Party shall bear the fees and expenses of any additional counsel retained by it, and the  Underwriter  will not be liable to such party under this  Agreement for any legal or other expenses subsequently incurred by such party independently in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

   8.2(d).  The  Company  agrees  promptly  to  notify  the  Underwriter  of the commencement of any litigation or proceedings  against it or any of its officers or directors  in  connection  with the issuance or sale of the  Contracts or the operation of each Account.

   8.3. INDEMNIFICATION BY THE FUND

   8.3(a). The Fund agrees to indemnify and hold harmless the Company,  and each of its directors and officers and each person,  if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified
Parties" for  purposes of this Section 8.3) against any and all losses,  claims, damages,  liabilities  (including  amounts paid in  settlement  with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified  Parties may become subject under any statute,  at common law or otherwise,  insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful  misconduct of the Board or any member thereof,  are related to the operations of the Fund and:

             (i) arise as a result of any  failure  by the Fund to  provide  the services  and  furnish  the  materials  under the terms of this
                 Agreement   (including   a   failure   to   comply   with   the
                 diversification  requirements  specified  in Article VI of this
                 Agreement);or

            (ii) arise  out  of or  result  from  any  material  breach  of  any representation  and/or  warranty  made  by  the  Fund  in  this
                 Agreement  or arise  out of or result  from any other  material breach of this Agreement by the Fund;

as limited by and in  accordance  with the  provisions  of  Sections  8.3(b) and
8.3(c) hereof.

   8.3(b).  The Fund shall not be liable  under this  indemnification  provision with respect to any losses, claims, damages,  liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified
Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such  Indemnified  Party's  duties or by reason of such  Indemnified  Party's reckless  disregard of  obligations  and duties  under this  Agreement or to the
Company, the Fund, the Underwriter or each Account, whichever is applicable.

   8.3(c).  The Fund shall not be liable  under this  indemnification  provision with  respect  to any claim  made  against  an  Indemnified  Party  unless  such
Indemnified  Party shall have  notified the Fund in writing  within a reasonable time after the summons or other first legal process  giving  information  of the nature of the claim shall have been served upon such Indemnified Party (or after such  Indemnified  Party  shall  have  received  notice of such  service  on any designated  agent),  but  failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the  Indemnified  Party against  whom  such  action  is  brought  otherwise  than  on  account  of  this indemnification  provision.  In case any such  action  is  brought  against  the
Indemnified  Parties,  the Fund  will be  entitled  to  participate,  at its own expense,  in the defense thereof.  The Fund also shall be entitled to assume the defense  thereof,  with counsel  satisfactory  to the party named in the action.
After  notice  from the Fund to such party of the Fund's  election to assume the defense thereof,  the Indemnified  Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this  Agreement for any legal or other expenses  subsequently  incurred by such party  independently  in  connection  with the defense  thereof  other than reasonable costs of investigation.

   8.3(d).  The Company and the Underwriter agree promptly to notify the Fund of the  commencement  of any  litigation  or  proceedings  against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts,  with respect to the operation of either  Account,  or the sale or acquisition of shares of the Fund.

                           ARTICLE IX. APPLICABLE LAW

   9.1. This Agreement shall be construed and the provisions hereof  interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

   9.2. This Agreement  shall be subject to the provisions of the 1933, 1934 and
1940 acts, and the rules and regulations and rulings thereunder,  including such exemptions  from those  statutes,  rules and  regulations  as the Securities and
Exchange Commission may grant (including, but not limited to, the Shared Funding
Exemptive  Order) and the terms hereof  shall be  interpreted  and  construed in accordance therewith.

                             ARTICLE X. TERMINATION

   10.1.  This Agreement shall continue in full force and effect until the first to occur of:

         (a)  termination  by any party for any  reason  by  one-hundred  eighty
              (180) days advance written notice  delivered to the other parties;
              or

         (b)  termination  by the Company by written  notice to the Fund and the
              Underwriter with respect to any Portfolio based upon the Company's determination  that shares of such  Portfolio  are not  reasonably available to meet the requirements of the Contracts; or

         (c)  termination  by the Company by written  notice to the Fund and the
              Underwriter  with respect to any Portfolio in the event any of the
              Portfolio's   shares  are  not  registered,   issued  or  sold  in
              accordance  with  applicable  state and/or federal law or such law precludes  the use of such  shares  as the  underlying  investment media of the Contracts issued or to be issued by the Company; or

         (d)  termination  by the Company by written  notice to the Fund and the
              Underwriter in the event that any Portfolio ceases to qualify as a
              Regulated  Investment  Company  under  Subchapter M of the Code or under  any  successor  or  similar  provision,  or if the  Company reasonably believes that any Portfolio may fail to so qualify; or

         (e)  termination  by the Company by written  notice to the Fund and the
              Underwriter  in the  event  that any  Portfolio  fails to meet the diversification  requirements specified in Article VI hereof or if the Company  reasonably  believes  that any  Portfolio may fail to meet such diversification requirements; or

         (f)  termination  by  either  the Fund or the  Underwriter  by  written notice to the  Company,  if either  one or both of the Fund or the
              Underwriter respectively,  shall determine, in their sole judgment exercised in good faith,  that the Company  and/or its  affiliated companies has suffered a material  adverse change in its business, operations,  financial  condition or  prospects  since the date of this Agreement or is the subject of material adverse publicity; or

         (g)  termination  by the Company by written  notice to the Fund and the
              Underwriter,  if the Company shall determine, in its sole judgment exercised in good faith,  that either the Fund or the  Underwriter
              has  suffered  a  material   adverse   change  in  its   business,
              operations,  financial  condition or  prospects  since the date of this Agreement or is the subject of material adverse publicity; or

   10.2.  Notwithstanding  any termination of this  Agreement,  the Fund and the
Underwriter  shall at the  option of the  Company,  continue  to make  available additional  shares of the Fund  pursuant  to the terms  and  conditions  of this
Agreement,  for all Contracts in effect on the effective  date of termination of this Agreement (hereinafter referred to as "Existing Contracts").  Specifically, without  limitation,  the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional  purchase  payments under the Existing
Contracts.  The  parties  agree  that this  Section  10.2 shall not apply to any terminations  under Article VII and the effect of such Article VII  terminations shall be governed by Article VII of this Agreement.

   10.3. The provisions of Articles II  (Representations  and Warranties),  VIII
(Indemnification),  IX (Applicable  Law) and XII  (Miscellaneous)  shall survive termination of this Agreement.  In addition,  all other applicable provisions of this Agreement shall survive  termination as long as shares of the Fund are held on behalf of Contract  owners in accordance  with section 10.2,  except that the
Fund and  Underwriter  shall  have no  further  obligation  to make Fund  shares available in Contracts issued after termination.

   10.4. The Company shall not redeem Fund shares  attributable to the Contracts
(as  opposed to Fund shares  attributable  to the  Company's  assets held in the
Account)  except (i) as  necessary  to  implement  Contract  Owner  initiated or approved  transactions,  or (ii) as required  by state  and/or  federal  laws or regulations  or  judicial  or  other  legal  precedent  of  general  application
(hereinafter  referred  to as a  "Legally  Required  Redemption")  or  (iii)  as
permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request,  the Company will promptly  furnish to the Fund and the Underwriter the
opinion  of  counsel  for  the  Company   (which  counsel  shall  be  reasonably
satisfactory to the Fund and the  Underwriter) to the effect that any redemption pursuant to clause  (ii) above is a Legally  Required  Redemption.  Furthermore, except in cases where  permitted  under the terms of the Contracts,  the Company shall not prevent  Contract Owners from allocating  payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the
Underwriter 90 days notice of its intention to do so.

                               ARTICLE XI. NOTICES

   Any notice shall be  sufficiently  given when sent by registered or certified mail to the other  party at the address of such party set forth below or at such other  address  as such  party may from time to time  specify  in writing to the other party.

         If to the Fund:
            82 Devonshire Street
            Boston, Massachusetts  02109
            Attention:  Treasurer

         If to the Company:
            First Security Benefit Life Insurance
            and Annuity Company of New York
            70 W. Red Oak Lane
            White Plains, NY  10604
            Attention: Chief Administrative Officer

         With a courtesy copy to:
            FSBL General Counsel
            One Security Benefit Place
            Topeka, KS  66636

         If to the Underwriter:
            82 Devonshire Street
            Boston, Massachusetts  02109
            Attention:  Treasurer

                           ARTICLE XII. MISCELLANEOUS

   12.1 All persons  dealing  with the Fund must look solely to the  property of the Fund for the  enforcement  of any claims  against  the Fund as  neither  the
Board,  officers,  agents or  shareholders  assume any  personal  liability  for obligations entered into on behalf of the Fund.

   12.2 Subject to the  requirements of legal process and regulatory  authority, the Fund and Underwriter  shall treat as confidential the names and addresses of the owners of the  Contracts  and each party hereto shall treat as  confidential all  information  reasonably  identified as confidential in writing by any other party  hereto.  Except  as  permitted  by  this  Agreement,  the  Fund  and  the
Underwriter shall not disclose,  disseminate or utilize such names and addresses and the receiving  party shall not disclose,  disseminate  or utilize such other confidential information,  until such time as it may come into the public domain without the express written consent of the party which provided the information.

   12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   12.4  This  Agreement  may  be  executed   simultaneously   in  two  or  more
counterparts,  each of which taken  together  shall  constitute one and the same instrument.

   12.5 If any  provision of this  Agreement  shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

   12.6  Each  party  hereto  shall  cooperate  with  each  other  party and all appropriate  governmental authorities (including without limitation the SEC, the
NASD  and  state  insurance   regulators)  and  shall  permit  such  authorities
reasonable  access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions  contemplated  hereby.
Notwithstanding  the  generality  of the  foregoing,  each party hereto  further agrees to furnish the California Insurance  Commissioner with any information or reports in connection  with services  provided under this  Agreement  which such
Commissioner may request in order to ascertain whether the insurance  operations of the Company are being  conducted in a manner  consistent  with the California
Insurance Regulations and any other applicable law or regulations.

   12.7 The rights,  remedies and  obligations  contained in this  Agreement are cumulative and are in addition to any and all rights,  remedies and obligations, at law or in equity,  which the parties  hereto are  entitled to under state and federal laws.

   12.8. This Agreement or any of the rights and  obligations  hereunder may not be  assigned  by any party  without  the prior  written  consent of all  parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or  obligations  hereunder to any  affiliate  of or company  under common control with the  Underwriter,  if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.  The Company shall promptly  notify the Fund and the  Underwriter of any change in control of the Company.  The Underwriter shall promptly notify the Company of any change in control of the Underwriter.

   12.9. The Company shall furnish, or shall cause to be furnished,  to the Fund or its designee copies of the following reports:

         (a)  the  Company's   annual   statement   (prepared   under  statutory
              accounting principles) and annual report (prepared under generally accepted  accounting  principles  ("GAAP"),  if  any),  as soon as practical  and in any event  within 90 days  after the end of each fiscal year;

         (b)  the Company's quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period:

         (c)  any financial statement, proxy statement,  notice or report of the
              Company  sent to  stockholders  and/or  policyholders,  as soon as practical after the delivery thereof to stockholders;

         (d)  any  registration   statement  (without  exhibits)  and  financial
              reports of the  Company  filed with the  Securities  and  Exchange
              Commission or any state insurance regulator,  as soon as practical after the filing thereof;

         (e)  any  other  report   submitted  to  the  Company  by   independent
              accountants  in  connection  with any  annual,  interim or special audit  made  by  them  of the  books  of the  Company,  as soon as practical after the receipt thereof.

   IN WITNESS  WHEREOF,  each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

                    FIRST SECURITY BENEFIT LIFE INSURANCE
                    AND ANNUITY COMPANY OF NEW YORK

                    By:    _________________________________
                    Name:  James R. Schmank
                    Its:   Treasurer

                    VARIABLE INSURANCE PRODUCTS FUND,
                    VARIABLE INSURANCE PRODUCTS FUND II, and
                    VARIABLE INSURANCE PRODUCTS FUND III

                    By:    _________________________________
                    Name:  Maria Dwyer
                    Their: Treasurer

                    FIDELITY DISTRIBUTORS CORPORATION

                    By:    _________________________________
                    Name:  Mike Kellogg
                    Its:   Executive Vice President

                                   SCHEDULE A

NAME AND DATE            POLICY FORM NUMBERS
OF FORMATION OF          OF CONTRACTS ISSUED        CORRESPONDING MUTUAL
SEPARATE ACCOUNT       THROUGH SEPARATE ACCOUNT     FUND OR FUND PORTFOLIO
----------------       ------------------------     ----------------------

Variable Account A     FSB 216 / AdvisorDesigns     Index 500

01/22/96                                            ContraFund

                                                    Investment Grade Bond

                                                    Growth Opportunities

                                   SCHEDULE B

                             PROXY VOTING PROCEDURE

The following is a list of procedures and corresponding responsibilities for the handling of proxies  relating to the Fund by the  Underwriter,  the Fund and the
Company.  The  defined  terms  herein  shall have the  meanings  assigned in the
Participation  Agreement  except that the term "Company"  shall also include the department or third party assigned by the Insurance Company to perform the steps delineated below.

 1.  The number of proxy proposals is given to the Company by the Underwriter as early as  possible  before  the  date  set by the Fund for the  shareholder meeting to facilitate the establishment of tabulation  procedures.  At this time the  Underwriter  will inform the  Company of the Record,  Mailing and
     Meeting dates.  This will be done verbally  approximately two months before meeting.

 2.  Promptly  after the Record Date,  the Company will perform a "tape run", or other  activity,  which will  generate the names,  addresses  and number of
     units  which  are  attributed  to  each   contractowner/policyholder   (the
     "Customer")  as of the Record  Date.  Allowance  should be made for account adjustments  made  after  this date that  could  affect  the  status of the
     Customers' accounts as of the Record Date.

     Note:  The  number of proxy  statements  is  determined  by the  activities described  in Step #2. The Company will use its best efforts to call in the number of Customers to Fidelity, as soon as possible, but no later than two weeks after the Record Date.

 3.  The Fund's Annual Report no longer needs to be sent to each Customer by the
     Company  either before or together with the  Customers'  receipt of a proxy statement.  Underwriter  will provide the last Annual Report to the Company pursuant  to the  terms of  Section  3.3 of the  Agreement  to  which  this
     Schedule relates.

 4.  The text and format for the Voting Instruction Cards ("Cards" or "Card") is
     provided to the Company by the Fund.  The Company,  at its  expense,  shall produce and personalize the Voting  Instruction Cards. The Legal Department
     of the  Underwriter  or its affiliate  ("Fidelity  Legal") must approve the
     Card  before it is  printed.  Allow  approximately  2-4  business  days for printing information on the Cards.  Information commonly found on the Cards includes:

     a.  name (legal name as found on account registration)
     b.  address
     c.  Fund or account number
     d.  coding to state number of units
     e.  individual  Card number for use in tracking and  verification  of votes
         (already on Cards as printed by the Fund)

(This and  related  steps may occur  later in the  chronological  process due to possible uncertainties relating to the proposals.)

 5.  During this time, Fidelity Legal will develop,  produce,  and the Fund will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded  notices and  statements  will be sent to Company for  insertion into envelopes (envelopes and return envelopes are provided and paid for by the Insurance  Company).  Contents of envelope sent to Customers by Company will include:

     a.  Voting Instruction Card(s)
     b.  One proxy notice and statement (one document)
     c.  return envelope (postage pre-paid by Company)  addressed to the Company or its tabulation agent
     d.  "urge buckslip" - optional,  but recommended.  (This is a small, single sheet of paper that  requests  Customers to vote as quickly as possible and that  their vote is  important.  One copy will be  supplied  by the
         Fund.)
     e.  cover letter - optional,  supplied by Company and reviewed and approved in advance by Fidelity Legal.

 6.  The above  contents  should be received by the  Company  approximately  3-5 business days before mail date. Individual in charge at Company reviews and approves  the  contents of the mailing  package to ensure  correctness  and completeness. Copy of this approval sent to Fidelity Legal.

 7.  Package mailed by the Company.

     *  The Fund MUST allow at least a 15-day  solicitation  time to the Company as the shareowner.  (A 5-week period is recommended.)  Solicitation time is  calculated as calendar  days from (but NOT  including)  the meeting, counting backwards.

 8.  Collection and tabulation of Cards begins.  Tabulation  usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

     Note:  Postmarks are not generally needed. A need for postmark  information would be due to an insurance  company's internal procedure and has not been required by Fidelity in the past.

 9.  Signatures on Card checked against legal name on account registration which was printed on the Card.

     Note: For Example, If the account  registration is under "Bertram C. Jones,
     Trustee,"  then that is the exact  legal name to be printed on the Card and is the signature needed on the Card.

10.  If Cards are  mutilated,  or for any reason are illegible or are not signed properly,  they are sent back to Customer with an explanatory letter, a new
     Card and return  envelope.  The mutilated or illegible  Card is disregarded and  considered  to be NOT RECEIVED for  purposes of vote  tabulation.  Any
     Cards that have "kicked out" (e.g.  mutilated,  illegible) of the procedure are "hand  verified,"  i.e.,  examined as to why they did not  complete the system. Any questions on those Cards are usually remedied individually.

11.  There are various control  procedures  used to ensure proper  tabulation of votes and accuracy of that  tabulation.  The most  prevalent is to sort the
     Cards as they first arrive into  categories  depending  upon their vote; an estimate  of how the vote is  progressing  may then be  calculated.  If the initial  estimates  and the actual vote do not  coincide,  then an internal audit of that vote should occur. This may entail a recount.

12.  The actual  tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated
     in terms of a  percentage  and the number of SHARES.)  Fidelity  Legal must review and approve tabulation format.

13.  Final  tabulation  in shares is  verbally  given by the Company to Fidelity
     Legal on the morning of the meeting not later than 10:00 a.m.  Boston time.
     Fidelity Legal may request an earlier deadline if required to calculate the vote in time for the meeting.

14.  A  Certification  of  Mailing  and  Authorization  to Vote  Shares  will be required  from the Company as well as an  original  copy of the final vote.
     Fidelity Legal will provide a standard form for each Certification.

15.  The Company will be required to box and archive the Cards received from the
     Customers.  In the  event  that  any  vote is  challenged  or if  otherwise necessary for legal,  regulatory,  or accounting  purposes,  Fidelity Legal will be permitted reasonable access to such Cards.

16.  All  approvals  and  "signing-off"  may be done orally,  but must always be followed up in writing.